Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”) dated as of September 25, 2013 is made by and between Al Landau, an individual (the “Seller”), and Iconic Holdings, LLC, a Delaware limited liability company with principal address at 7200 Wisconsin Ave. Suite 206, Bethesda, MD 20814 (the “Buyer”). As used herein, the term “Parties” shall be used to refer to the Seller and Buyer jointly.

WHEREAS:

A.

Seller warrants and represents that he owns and holds all right, title, and interest in and to that certain Note in the original principal amount of four hundred and ninety-five thousand dollars ($495,000), with an original issuance date of May 11, 2012 (the “Note”) as issued by Pacific Gold Corp., a Nevada corporation (the “Company”).

B.

Seller warrants and represents that it holds all right, title, and interest in and to the Note, that the Note has been held by the Seller continuously since the May 11, 2012 (the “Note Transfer Date”) and that this is a valid debt and a current obligation of the Company.

C.

Seller warrants and represents that it is not an officer, director, or, directly or indirectly, a 10% or more stockholder of the Company and has not been any such person at any time in the past one hundred twenty (120) days.

D.

Seller warrants and represents it is not a party to any agreement, understanding, commitment, or other arrangement that allows the Seller or any affiliate of the Seller to directly or indirectly control or influence the Company or any subsidiary or affiliate of the Company and that the Seller has not had any said control or influence at any time in the past one hundred twenty (150) days.

E.

The Parties acknowledge and agree that the Buyer seeks to acquire eighty thousand dollars ($80,000.00) of the Note (the “Note Portion”) from the Buyer.

F.

Seller warrants and represents that it acquired the Note with investment intent and not with a view to a distribution.

G.

Each of the Parties acknowledge and agree that this Agreement and the transactions contemplated hereby are the result of a pre-existing business relationship that has existed between them prior to the date of this Agreement.

H.

Each of the Parties acknowledges and agrees that they are sophisticated and experienced in investing in small public companies and understand the risks and uncertainties associated with said investments and the limited and sporadic trading market associated with the common stock of such small public companies.

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J.  The Parties acknowledge and agree that the Seller seeks to sell and transfer all right, title, and interest in and to the Note Portion to the Buyer and the Buyer seeks to acquire all right, title, and interest in and to the Note Portion from the Seller as more particularly set forth in Section 1.01 of this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.1

Purchase of the Note Portion from Seller. Subject to the contemporaneous closing of the Exchange Agreement and in consideration of the Buyer’s payment of the aggregate sum of eighty thousand dollars ($80,000.00) (the “Purchase Price”) to the Seller, on or before September 25, 2013 (the “Note Portion Closing Date”), Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to Buyer, and Buyer accepts all rights, title and interest in and to and the benefits of the Note Portion.

1.2

Additional Covenant. Each of the Buyer and the Seller agree to take promptly such steps, and execute and deliver such instruments, corporate resolutions and other documents as may be reasonably requested by the Company or the transfer agent of the Company (the “Company Transfer Agent”) to cause the Company or the Company Transfer Agent to deliver the Note Portion in the name of the Buyer promptly and without delay and no later than one business day following the Note Portion Closing Date.

2.1

Representations and Warranties of the Buyer. Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.2

Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, partnership power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of the Buyer.

This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

2.3

Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

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3.1

Representations and Warranties of the Seller. Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

3.2

Authorization of Agreement. The Seller has full right, power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

3.3

Title to the Note and the Note Portion. The Seller is the legal, record and beneficial owner of the Note and the Note Portion with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver the Note Portion and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Seller to such Buyer pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. The purchase and sale of the Note Portion as contemplated herein will (i) pass good and marketable title to the Note Portion to the Buyer, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of the Note Portion. There are no outstanding options, warrants, calls, commitments, restrictions or agreements (whether oral or written) to which the Seller is a party or may be bound, which relate to the Note Portion and which will, at or after the Note Portion Closing Date restrict the disposition thereof.

3.4

The Note. The Note was acquired on or about May 11, 2012 for Seller’s own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of the Note or any part thereof in violation of the Securities Act of 1933, as amended (“1933 Act”). A true and authentic photocopy of the Note is attached as Exhibit A and the same is incorporated by reference herein.

3.5

No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Seller is a party.   The Seller has consulted such legal, tax and

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investment  advisors  as  it,  in  its  sole  discretion,  has  deemed  necessary  or  appropriate  in connection with its sale of the Note Portion.

3.6

No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

3.7

Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.8

Bankruptcy. The Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

3.9

Employees and Affiliates. The Seller is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of ten percent (10.00%) or more of any class of equity security of the Company, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the 1933 Act. For purposes of this paragraph, the “Seller” includes any person or entity that would be included with the Seller for purposes of Rule 144(a)(2). For purposes of Rule 144, the Note has been held continuously by the Seller since the Note Issuance Date. The transactions contemplated by this Agreement are to be undertaken by the Seller without any restriction or limitation whatsoever any without any requirement to have such sale registered under the 1933 Act.

3.10

Sophisticated Seller. Seller is a sophisticated seller with respect to the Note Portion, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Note Portion and the Seller has independently and without reliance upon any Buyer made its/his own analysis and decision to enter into this Agreement and sell the Note Portion to Buyer. Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Note Portion and for Seller to evaluate the merits and risks of the sale of the Note Portion. Seller is not relying on any representation, warranty, covenant or statement made by the Buyer or any affiliate of the Buyer in connection with the sale of the Note Portion except as contained herein. Seller is not in possession of any material non-public information concerning the Company.

3.11

Acts or Conduct. Seller has not engaged in any act or conduct or omitted to take any action with respect to the Note, the Note Portion, or both of them that could adversely affect the Note, the Note Portion or either of them.  Seller has not engaged in any act or conduct with

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respect to the offer and/or sale of the Note Portion which was or would be in violation of any federal or state securities laws.

3.12

The Note. To Seller’s best knowledge after a reasonable investigation, the Note has been duly authorized and validly issued as an obligation of the Company and Seller is not aware of any claims asserted by the Company that the Note (or the Note Portion) is not a valid, legally enforceable obligation of the Company.

4.00 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth above.

5.00 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

6.00  Absence of Finders.  Each of the Parties acknowledge and agree that: (i) no finder or other third party has or will earn any fees, commission, or other remuneration in connection with this Agreement, the transactions contemplated by this Agreement, and any matters arising out of this Agreement; and (ii) each of the Parties agrees to indemnify the other party from and against any claims that may be asserted by any said finder or third party.

7.00 Expenses. Each party hereto shall pay the fees and expenses of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

8.00 Counterparts. This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.00 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10.00 Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements except as expressly set forth herein.

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11.00 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

12.00 Further Assurances. Each of Buyer and Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

13.00 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof.

14.00 Attorneys Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

15.00 Binding Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 14.00 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

16.00  Exhibit. The Parties acknowledge and agree that Exhibit A is an integral part of this Agreement and is incorporated by reference herein.

17.00 Waiver of Jurisdiction. Each of the Parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. To the fullest extent permitted by law, each of the Parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of Parties hereto shall be entitled to specific

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performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above-written.

FOR THE SELLER:

By:	/s/ Robert Landau

Name:

Title:	CEO

FOR THE BUYER:

Iconic Holdings, LLC

By:	/s/ Michael Sobeck

Name:	Michael Sobeck

Title:	Managing Member

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EXHIBIT A

COPY OF THE NOTE

(Attached is a copy of the Certain Note originally dated May 11, 2012 as issued to Al Landau, an individual, on May 11, 2012 by Pacific Gold Corp. a Nevada corporation, in the original principal amount of $495,000.00)

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